                                                                      EXHIBIT 21

                              RUDDICK CORPORATION

                              AFFILIATED COMPANIES
                            AS OF DECEMBER 14, 2001

     Listed below are the domestic subsidiaries of Ruddick Corporation, (the "Registrant") all of which are wholly owned and are owned directly by the Registrant, unless otherwise indicated.

SUBSIDIARY                                              STATE OF INCORPORATION
----------                                              ----------------------
American & Efird, Inc.(4).............................  North Carolina
American & Efird Services, Inc.(1)....................  North Carolina
A&E Export, Inc.(1)...................................  U.S. Virgin Islands
Harris Teeter, Inc.(4)................................  North Carolina
Harris Teeter Properties, LLC(2)......................  North Carolina
Harris-Teeter Services, Inc.(2).......................  North Carolina
Harris Teeter Resources, Inc.(2)......................  North Carolina
Ruddick of Delaware, Inc..............................  Delaware
Ruddick Investment Company............................  North Carolina
Ruddick Operating Company.............................  Delaware
Ruddco Management, Inc.(3)............................  North Carolina

---------------

(1) Owned by American & Efird, Inc.
(2) Owned by Harris Teeter, Inc.
(3) Owned by Ruddick Investment Company
(4) Owned by Ruddick Operating Company

     In the normal course of business, Ruddick Investment Company from time to time makes investments in corporations and partnerships that may result in ownership of capital stock or other interests as an investment.

     Listed below are the foreign subsidiaries of the Registrant, all of which are wholly owned through American & Efird, Inc., unless otherwise indicated.

SUBSIDIARY                                                    JURISDICTION OF INCORPORATION
----------                                                    -----------------------------
American & Efird (H.K.) Limited(1)..........................  Hong Kong
American & Efird (G.B.) Limited(1)..........................  England
American & Efird (UK) Holdings Limited......................  England
American & Efird Canada, Inc. ..............................  Canada
Cranbots Enterprises B.V. ..................................  Netherlands
American & Efird Italia S.p.A. .............................  Italy
Hilos A&E de Costa Rica, S.A. ..............................  Costa Rica
Hilos A&E de El Salvador, S.A. de C.V.(1)...................  El Salvador
Hilos American & Efird de Honduras, S.A. de C.V.(1).........  Honduras
American & Efird International (FE) Limited.................  Hong Kong
American & Efird de Mexico, S.A. de C.V(1)..................  Mexico
American & Efird Mills (S) Pte. Ltd. .......................  Singapore
American & Efird (Malaysia) SDN BND.........................  Malaysia
American & Efird (Polska) Sp. z o.o.(1).....................  Poland
Hengmei Spinning Company, Ltd. -- Joint venture, 60%          Peoples Republic of China
  owned.....................................................
Hilos A&E Dominicana, Ltd. -- Joint venture, 51% owned......  Cayman Islands
A&W Thread Ltd. -- Joint venture, 13.3% owned...............  Mauritius
American & Efird Lanka (Private) Limited -- Joint venture,    Sri Lanka
  33 1/3% owned.............................................

---------------

(1) Single shares of such entities are owned by persons designated by American & Efird, Inc. in order to comply with local law.